Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-188570) on Form S-8 of our report, dated June 29, 2022, appearing in the Annual Report on Form 11-K of Farmers National Bank 401(k) Retirement Savings Plan for the year ended December 31, 2022.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin
June 29, 2023